Exhibit 99.1

Altus Midstream Acquires 27 Percent of Permian Highway Pipeline

HOUSTON, May 29, 2019 – Altus Midstream Company (NASDAQ: ALTM) (Altus Midstream or Altus) today announced that its subsidiary, Altus Midstream Processing LP (Altus Midstream Processing), has exercised and closed its option to acquire an approximate 26.7 percent equity interest in the Permian Highway Pipeline (PHP).

“We are very excited to participate in the Permian Highway Pipeline,” said Clay Bretches, Altus Midstream CEO and president. “This is a high-quality project supported by take-or-pay contracts with creditworthy counterparties.

“Our recent preferred equity financing and revolver amendment facilitate our ability to move forward with the early exercise of PHP. Net to Altus’ ownership interest, the exercise price of the option is approximately $161 million. This amount includes Altus’ proportional share of capital spent by its JV partners prior to the option exercise and a financing charge associated with the cost of this capital spent prior to Altus’ option exercise. Exercising the PHP option in advance of the September deadline minimizes this financing charge, which reduces our capital requirements by approximately $8 million relative to what was included in our 2019 guidance.”

PHP is an estimated $2.1 billion long-haul pipeline that is expected to have approximately 2.1 Bcf/d of natural gas transportation capacity from the Waha area in northern Pecos County, Texas, to the Katy, Texas area, with connections to Texas Gulf Coast and other markets. The final investment decision to proceed with the project was made in September 2018, and the initial capacity of the pipeline is fully subscribed under long-term binding agreements. PHP is expected to enter service in October 2020 and is approximately 26.7 percent owned by each of Altus Midstream Processing, Kinder Morgan and EagleClaw Midstream Ventures with the remaining 20 percent owned by an anchor shipper affiliate.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all of the gas gathering, processing and transportation assets servicing Apache Corporation’s production in the Alpine High play in the Delaware Basin and owns, or has the option to own, joint venture equity interests in five Permian Basin pipelines, four of which go to various points along the Texas Gulf Coast. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Altus Midstream Acquires 27 Percent of Permian Highway Pipeline

Forward-Looking Statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus’, Altus Midstream’s, and/or Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission, for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Investors:	(281) 302-2286 Patrick Cassidy

Media:	(713) 296-7276 Castlen Kennedy

-end-